Exhibit 2

PRESENTATION TO CREDITORS

UPDATE ON PLAN AMENDMENT

August 2020

INFRACO: PROJECTION SUMMARY

Payment to Creditors (R$ mm)	2021	2022	2023	2024	2025	2026	2027	2028	2029
Structured Debt	**3.101**	**2.372**	**2.014**	**1.424**	**(2.294)**	**(2.173)**	**(2.052)**	**(1.931)**	**(1.810)**
Withdrawal	3.233	3.121	3.336	3.316	-	-	-	-	-
Interest	(132)	(390)	(616)	(816)	(849)	(728)	(607)	(486)	(365)
Amortization	-	(359)	(706)	(1.077)	(1.445)	(1.445)	(1.445)	(1.445)	(1.445)
Other Debt	**3.667**	**134**	**(279)**	**(130)**	**1.086**	**410**	**169**	**45**	**(120)**
Withdrawal	3.780	441	89	268	1.567	1.005	847	798	699
Interest	(114)	(307)	(369)	(398)	(480)	(596)	(679)	(752)	(819)
Amortization	-	-	-	-	-	-	-	-	-

Outstanding Debt and Leverage (R$ mm)	2021	2022	2023	2024	2025	2026	2027	2028	2029
Structured Debt	3.233	5.995	8.625	10.865	9.419	7.974	6.529	5.084	3.639
Other Debt	3.780	4.221	4.311	4.579	6.146	7.151	7.998	8.796	9.495
Gross Debt (Face Value)	**7.014**	**10.217**	**12.936**	**15.443**	**15.565**	**15.125**	**14.527**	**13.880**	**13.134**
Cash EoP	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000
Net Debt (Face Value)	**6.014**	**9.217**	**11.936**	**14.443**	**14.565**	**14.125**	**13.527**	**12.880**	**12.134**

Note: Information consistent with the EY Report dated as of June 19, 2020

REMAINCO: DEBT SERVICE BREAKDOWN

Payment to Creditors (R$ mm)	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
Class I	-	(29)	-	(165)	(165)	(166)	(166)	(166)	(166)	-
Class II	-	(4.594)	-	-	-	-	-	-	-	-
BNDES	-	(4.594)	-	-	-	-	-	-	-	-
Interest	-	-	-	-	-	-	-	-	-	-
Amortization	-	*(4.594)*	-	-	-	-	-	-	-	-
Class III	(1.316)	(1.453)	(3.835)	(5.597)	(5.881)	(11.401)	(2.368)	(1.547)	(515)	(161)
Banks	-	-	(1.323)	(1.604)	(1.580)	-	-	-	-	-
Interest	-	-	-	*(148)*	*(196)*	-	-	-	-	-
Amortization	-	-	*(1.323)*	*(1.457)*	*(1.384)*	-	-	-	-	-
ECAs	-	-	(1.125)	(1.282)	(1.258)	-	-	-	-	-
Interest	-	-	-	*(50)*	*(73)*	-	-	-	-	-
Amortization	-	-	*(1.125)*	*(1.232)*	*(1.186)*	-	-	-	-	-
Bonds	(870)	(988)	(941)	(945)	(949)	(9.134)	-	-	-	-
Interest	*(870)*	*(988)*	*(941)*	*(945)*	*(949)*	*(961)*	-	-	-	-
Amortization	-	-	-	-	-	*(8.173)*	-	-	-	-
Non-qualified bondholders	-	-	-	-	(39)	(76)	(75)	(123)	(168)	(161)
Interest	-	-	-	-	*(17)*	*(32)*	*(29)*	*(27)*	*(20)*	*(11)*
Amortization	-	-	-	-	*(22)*	*(45)*	*(45)*	*(96)*	*(148)*	*(150)*
Other Creditors	(446)	(464)	(446)	(1.766)	(2.055)	(2.191)	(2.293)	(1.424)	(348)	-
Class IV	-	(7)	-	-	-	-	-	-	-	-
Not Subject to RJ	2.489	(4.009)	(2)	(3)	(10)	10.379	1.306	10	(1.026)	(2.705)
USD Debentures	2.500	(4.004)	-	-	-	-	-	-	-	-
Withdrawal	*2.500*	-	-	-	-	-	-	-	-	-
Interest	-	*(455)*	-	-	-	-	-	-	-	-
Amortization	-	*(3.549)*	-	-	-	-	-	-	-	-
Other Financing Needs	-	-	-	-	-	10.392	1.306	10	(1.026)	(2.705)
Withdrawal	-	-	-	-	-	*10.880*	*2.388*	*1.255*	*288*	-
Interest	-	-	-	-	-	*(487)*	*(1.082)*	*(1.245)*	*(1.314)*	*(1.262)*
Amortization	-	-	-	-	-	-	-	-	-	*(1.442)*

Note: Information consistent with "Annex 2.6 - Economic-Financial Report" dated as of June 19, 2020

REMAINCO: OUTSTANDING DEBT

Outstanding Debt and Leverage (R$ mm)	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
BNDES	4.258	-	-	-	-	-	-	-	-	-
Banks	9.343	9.568	6.616	3.314	-	-	-	-	-	-
ECAs	9.101	8.742	5.685	2.831	-	-	-	-	-	-
Bonds	9.283	8.763	8.400	8.452	8.469	-	-	-	-	-
Non-qualified bondholders	508	509	518	552	547	508	468	376	228	77
General Offer	5.708	5.108	4.946	4.980	5.099	5.186	5.255	5.338	5.425	5.517
USD Debentures	3.774									
Other Financing Needs	-	-	-	-	-	10.880	13.268	14.523	14.810	13.368
Gross Debt (Face Value)	**41.975**	**32.691**	**26.163**	**20.130**	**14.116**	**16.574**	**18.991**	**20.236**	**20.464**	**18.962**
Cash EoP	3.468	9.765	8.044	4.918	3.383	2.000	2.000	2.000	2.000	2.000
Net Debt (Face Value)	**38.507**	**22.925**	**18.120**	**15.212**	**10.733**	**14.574**	**16.990**	**18.236**	**18.464**	**16.962**
Gross Debt (Fair Value)	**27.008**	**19.648**	**16.950**	**13.925**	**10.475**	**13.178**	**15.775**	**17.199**	**17.610**	**16.297**
Cash EoP	3.468	9.765	8.044	4.918	3.383	2.000	2.000	2.000	2.000	2.000
Net Debt (Fair Value)	**23.540**	**9.883**	**8.906**	**9.007**	**7.092**	**11.178**	**13.775**	**15.199**	**15.611**	**14.297**

Note: Information consistent with "Annex 2.6 - Economic-Financial Report" dated as of June 19, 2020

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